UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 18, 2006



                             Medis Technologies Ltd.
             (Exact name of Registrant as specified in its charter)


        Delaware                       0-30391                   13-3669062
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                805 Third Avenue
                            New York, New York 10022
                    (Address of principal executive offices)


                  Registrant's telephone number: (212) 935-8484


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 18, 2006, our Compensation Committee granted options to our executive offices and directors as follows:

                                     Number of Shares
                                     of Common Stock
             Name                   Underlying Options

        Steve Barnett                      6,500
        Amos Eiran                         6,500
        Israel Fisher                     30,000
        Mitchell Freeman                   6,500
        Jacob Goldman                      6,500
        Robert K. Lifton                  80,000
        Zeev Nahmoni                       6,500
        Howard Weingrow                   80,000
        Jacob Weiss                       75,000
        Philip Weisser                     6,500


     In addition, our Compensation Committee granted options to purchase 7,500 shares of common stock to each member of our Audit Committee (Mitchell Freeman (Chairman), Jacob Goldman and Philip Weisser) and options to purchase 6,500 shares of common stock to each member of our Compensation Committee (Steve Barnett (Chairman), Mitchell Freeman and Jacob Goldman).

     All of such options shall vest on July 18, 2007, shall expire at the close of business on July 18, 2010 and shall be exercisable at a price of $20.98 per share (the closing price of our common stock on the date of grant).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2006


                                          MEDIS TECHNOLOGIES LTD.



                                          By:  /s/ Howard Weingrow
                                              --------------------------------
                                               Name:   Howard Weingrow
                                               Title:  Deputy Chairman and
                                                       Chief Operating Officer